                                                                    EXHIBIT 99.1


                                                                    [JANUS LOGO]


JANUS CONTACTS:                                                 January 30, 2003
        Jane Ingalls, 303-394-7311
        Shelley Peterson, 303-316-5625

                  JANUS CAPITAL GROUP ANNOUNCES FOURTH QUARTER
                           AND YEAR-END 2002 EARNINGS

     NEW MANAGEMENT TEAM BROADENS PRODUCT LINEUP, CUTS FOURTH-QUARTER COSTS

            TWO-THIRDS OF THE COMPANY'S MUTUAL FUND ASSETS RANKED IN
                   LIPPER'S FIRST OR SECOND QUARTILE FOR 2002

DENVER - Janus Capital Group Inc. (NYSE: JNS) today reported net income of $45.0 million, or $0.18 per diluted share, during the fourth quarter 2002 compared with net income of $73.7 million, or $0.32 per diluted share, in the fourth quarter 2001. For the full year 2002, Janus' net income was $84.7 million, or $0.31 per diluted share, compared with $302.3 million, or $1.31 per diluted share, for the same period in 2001.

The company's 2002 earnings reflect decreased average assets under management as well as the effects of significant non-recurring items reported in the third quarter 2002. (See the attached table.) Excluding these non-recurring items, net income for 2002 totaled $244.0 million, or $1.02 per diluted share, compared with $390.9 million, or $1.70 per diluted share in 2001.

Janus reported ongoing operating margins (excluding non-recurring items) of 31.0% in the fourth quarter 2002 and 32.2% for the full year 2002, compared with 38.9% in the fourth quarter 2001 and 39.4% for the full year 2001.

"Today's financial results reflect the challenging environment for growth-oriented investment managers, but I'm confident that we're taking the necessary steps to ensure that Janus is well positioned for future growth," said Chief Executive Officer Mark Whiston. "Since we merged Janus and Stilwell, we've made remarkable progress in a very short time."

Earlier this month, Janus introduced seven new value funds and risk-managed equity products to complement its growth-oriented lineup.

"Broadening our product offerings is an important step toward improving our top-line growth," Whiston said. "We're also focused on controlling costs to manage our business as efficiently as possible."

Janus expects to start realizing $40 million in annual merger-related cost savings later this year.

Whiston said he's encouraged that 67% of the company's mutual fund assets were ranked in Lipper's top two quartiles for the one-year period in 2002; that's up from 40% for the same period in 2001. In addition, 49% of the company's mutual funds that are eligible for Morningstar Ratings(TM) currently boast four- or five-star overall ratings, as of December 31, 2002. *

"Nothing is more important to me than improving performance, and we saw signs last year that the steps we're taking to that end are paying off," Whiston said. "Our improved relative performance and the results from our more conservative products were bright spots in 2002.

"Our focus in 2003 will be to continue improving performance, while leveraging Janus' global distribution network and managing our expenses," Whiston said.

FOURTH QUARTER 2002 VS. FOURTH QUARTER 2001

Janus Capital Group ended the year reporting assets under management of $138 billion, compared with $140 billion as of September 30, 2002 and $193 billion as of December 31, 2001. Assets under management include assets from Janus' investment management subsidiaries: Janus Capital Management LLC; Berger Financial Group LLC, which owns Enhanced Investment Technologies, LLC (INTECH) and Bay Isle Financial LLC; and Nelson Money Managers plc. The total also includes the small- and mid-cap value assets that Perkins, Wolf, McDonnell and Company manages for Berger retail and institutional shareholders. The slight decrease in assets during the quarter reflected market appreciation of $3 billion offset by net redemptions of $5 billion.

Average assets under management in the fourth quarter 2002 were $143 billion, a 23% decline from the same period in 2001. This lower level of average assets under management caused the company's revenues to drop 26% - to $248.3 million - from $334.1 million in the fourth quarter of 2001.

Ongoing operating expenses decreased 16% in the fourth quarter 2002, from $204.2 million in the fourth quarter 2001 (excluding $42.4 million of non-recurring charges) to $171.3 million. This decrease is a result of the following key items:

o Employee compensation in the fourth quarter was lower than the prior year's fourth quarter, primarily due to a decline in both asset-based incentive compensation as well as companywide incentive-based compensation. Janus reversed a portion of its annual incentive bonus accrual, resulting in approximately $6 million in pretax savings.

o Marketing and distribution costs declined in the fourth quarter 2002 due to decreased assets under management distributed through the third party or adviser-assisted segment, combined with lower marketing and promotion.

o Depreciation and amortization decreased from the prior year due to lower amortization associated with goodwill and intangible assets pursuant to the new accounting guidelines set forth in Statement of Financial Accounting Standards No. 142 "Goodwill and Intangible Assets" (FAS 142).

Offsetting these decreases, however, was an increase in restricted stock compensation of $20.1 million, reflecting the 2002 equity grants.

Equity earnings from DST Systems, Inc. (DST) declined $2.4 million quarter over quarter, from $17.4 million to $15.0 million.

Interest expense increased $3.7 million quarter over quarter, primarily as a result of interest on Janus' various senior debt offerings.

FULL YEAR 2002 VS. FULL YEAR 2001

During the year ended December 31, 2002, assets under management decreased $54 billion - from $192 billion to $138 billion. This decline reflected market depreciation of $42 billion, net outflows of $18 billion and increased assets of $6 billion from Berger's acquisition of INTECH. Average assets under management in 2002 declined 23% to $164 billion from $214 billion in 2001. These lower average assets under management led to a 26% decrease in annual revenue - from $1.5 billion to $1.1 billion.

Excluding non-recurring charges of $69.4 million in 2002 and $82.7 million in 2001, operating expenses decreased 18%, or $166.3 million - from $942.6 million to $776.3 million. All significant cost components declined from the prior year period, with the exception of restricted stock compensation, which increased $60.8 million. This reflects the equity granted to Janus employees in April 2002 and the change to a five-year pro rata vesting for all equity that had been granted to Janus employees (an approximate $26 million impact).

Equity earnings from DST declined to $69.1 million from $75.4 million in 2001.

Interest expense increased $23.0 million as a result of debt offerings in April and November of 2001.


FOURTH-QUARTER AND 2002 YEAR-END EARNINGS CALL

Janus Capital Group will present its fourth quarter and 2002 year-end financial results during a conference call January 30 at 11 a.m. Eastern Standard Time. The call-in number will be 877-301-7574. (Anyone outside the U.S. or Canada should call 706-643-3623.) The slides used during the presentation will be available on the Janus Capital Group Web site (www.janus.com) beginning January
30. For those unable to join the conference call at the scheduled time, a replay will be available on www.janus.com.

ABOUT JANUS CAPITAL GROUP INC.

Based in Denver, Colorado, Janus Capital Group Inc. is a leading asset manager offering individual investors and institutional clients complementary asset management disciplines through the firm's global distribution network.

Janus Capital Group consists of Janus Capital Management LLC, Berger Financial Group LLC, Enhanced Investment Technologies, LLC (INTECH) and Bay Isle Financial LLC. Janus Capital Group owns approximately 33% of DST Systems, Inc. (NYSE: DST) and 81% of Nelson Money Managers plc. As previously announced, Janus Capital Group has agreed to take a 30% ownership stake in Perkins, Wolf, McDonnell and Company's investment advisory business.

                                       ###

This press release includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus' Annual Report on Form 10-K for the year ended December 31, 2001 on file with the Securities and Exchange Commission (Commission file no. 001-15253). Janus will not update any forward-looking statement made in this press release to reflect future events or developments.

                            JANUS CAPITAL GROUP INC.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                          (DOLLARS IN MILLIONS, EXCEPT
                                 PER SHARE DATA)

                                                             THREE MONTHS                     YEAR ENDED
                                                           ENDED DECEMBER 31,                 DECEMBER 31,
                                                       --------------------------     ---------------------------
                                                          2002            2001            2002            2001
                                                       ----------      ----------      ----------      ----------
REVENUES:
  Investment management fees                           $    200.2      $    273.2      $    939.3      $  1,275.2
  Shareowner servicing fees                                  34.7            45.0           149.8           216.6
  Other                                                      13.4            15.9            55.7            63.9
                                                       ----------      ----------      ----------      ----------
   Total                                                    248.3           334.1         1,144.8         1,555.7
                                                       ----------      ----------      ----------      ----------

OPERATING EXPENSES:
 Employee compensation and benefits                          48.7            60.8           253.5           294.3
 Restricted stock compensation                               24.5             4.4            99.2            38.4
 Marketing and distribution                                  44.8            67.5           217.7           321.0
 Depreciation and amortization                               18.2            38.6            72.3           130.6
 General, administrative and occupancy                       35.1            32.9           133.6           158.3
 Severance, facility closing and other costs                   --            42.4            69.4            82.7
                                                       ----------      ----------      ----------      ----------
   Total                                                    171.3           246.6           845.7         1,025.3
                                                       ----------      ----------      ----------      ----------

OPERATING INCOME                                             77.0            87.5           299.1           530.4

Equity in earnings of unconsolidated affiliates              15.0            17.4            69.1            75.4
Interest expense                                            (16.7)          (13.0)          (57.8)          (34.8)
Gain on sale of DST common stock                               --            28.8              --            28.8
Other, net                                                    1.7             2.1             9.1            20.2
                                                       ----------      ----------      ----------      ----------
  Income before taxes and minority interest                  77.0           122.8           319.5           620.0

Income tax provision                                         30.4            47.0           231.8           217.7
Minority interest in consolidated earnings                    1.6             2.1             3.0           100.0
                                                       ----------      ----------      ----------      ----------
NET INCOME                                             $     45.0      $     73.7      $     84.7      $    302.3
                                                       ==========      ==========      ==========      ==========

PER SHARE DATA:

Weighted average Common shares outstanding (in
 thousands)                                               222,491         221,511         222,380         220,154
                                                       ----------      ----------      ----------      ----------
BASIC Earnings (Loss) per share                        $     0.20      $     0.33      $     0.38      $     1.37
                                                       ==========      ==========      ==========      ==========
Weighted average Diluted Common shares outstanding
(in thousands)                                            223,822         223,812         224,148         224,424
                                                       ----------      ----------      ----------      ----------
DILUTED Earnings (Loss) per share                      $     0.18      $     0.32      $     0.31      $     1.31
                                                       ==========      ==========      ==========      ==========

                            JANUS CAPITAL GROUP INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)

                                                         DECEMBER 31,
                                                      2002         2001
                                                    --------     --------
ASSETS
 Cash and cash equivalents                          $  160.6     $  236.7
 Other current assets                                  185.0        241.4
 Investments held for operating purposes               481.0        508.7
 Property and equipment, net                            71.5         92.9
 Intangibles, goodwill and other, net                2,423.6      2,312.2
                                                    --------     --------
   TOTAL ASSETS                                     $3,321.7     $3,391.9
                                                    ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Long-term debt                                     $  856.0     $1,094.2
 Other liabilities                                     225.1        230.9
 Deferred income taxes                                 729.1        680.3
 Minority interest in consolidated subsidiaries          3.5         23.3
 Stockholders' equity                                1,508.0      1,363.2
                                                    --------     --------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $3,321.7     $3,391.9
                                                    ========     ========

             UNAUDITED CONDENSED CONSOLIDATED CASH FLOW INFORMATION
                              (DOLLARS IN MILLIONS)

                                                      YEAR ENDED DECEMBER 31,
                                                       2002            2001
                                                    ----------      ----------
Cash provided by operating activities               $    283.0      $    501.2
Cash used in investing activities                        (70.1)       (1,616.2)
Cash provided by (used in) financing activities         (289.0)          987.4
                                                    ----------      ----------
NET DECREASE DURING THE YEAR                        $    (76.1)     $   (127.6)
                                                    ==========      ==========

                 AVERAGE MANAGED ASSETS BY DISTRIBUTION SEGMENT
                              (DOLLARS IN BILLIONS)


                            THREE MONTHS ENDED            YEAR ENDED
                               DECEMBER 31,              DECEMBER 31,
                             2002         2001         2002         2001
                           --------     --------     --------     --------
TPA/Adviser-assisted       $   75.5     $   97.6     $   85.5     $  108.0
Direct no-load                 36.0         54.7         44.0         64.5
Offshore/International          5.8          5.6          5.8          5.9
Private/Subadvised             25.9         28.4         29.2         35.7
                           --------     --------     --------     --------
  Total average assets     $  143.2     $  186.3     $  164.5     $  214.1
                           ========     ========     ========     ========

                      ASSET FLOWS BY INVESTMENT DISCIPLINE
                              (DOLLARS IN BILLIONS)

                                           THREE MONTHS ENDED             YEAR ENDED
                                               DECEMBER 31,               DECEMBER 31,
                                           2002          2001          2002          2001
                                         --------      --------      --------      --------
Growth Equity
Beginning of period assets               $   93.8      $  134.6      $  150.3      $  226.1
  Acquisitions                                 --            --            --            --
  Sales                                       7.7          10.8          35.5          46.2
  Redemptions                               (14.1)        (12.9)        (57.6)        (61.1)
                                         --------      --------      --------      --------
  Net sales (redemptions)                    (6.4)         (2.1)        (22.1)        (14.9)
  Market appreciation (depreciation)          2.6          17.8         (38.2)        (60.9)
                                         --------      --------      --------      --------
End of period assets                     $   90.0      $  150.3      $   90.0      $  150.3
                                         ========      ========      ========      ========

Mathematical / Quantitative
Beginning of period assets               $    5.8      $     --      $     --      $     --
  Acquisitions                                 --            --           6.0            --
  Sales                                       1.3            --           2.7            --
  Redemptions                                (0.1)           --          (0.3)           --
                                         --------      --------      --------      --------
  Net sales (redemptions)                     1.2            --           2.4            --
  Market appreciation (depreciation)          0.3            --          (1.1)           --
                                         --------      --------      --------      --------
End of period assets                     $    7.3      $     --      $    7.3      $     --
                                         ========      ========      ========      ========

Fixed Income
Beginning of period assets               $    4.8      $    3.1      $    3.5      $    2.1
  Acquisitions                                 --            --            --            --
  Sales                                       1.3           0.8           4.1           2.7
  Redemptions                                (0.8)         (0.5)         (2.3)         (1.4)
                                         --------      --------      --------      --------
  Net sales (redemptions)                     0.5           0.3           1.8           1.3
  Market appreciation (depreciation)          0.2           0.1           0.2           0.1
                                         --------      --------      --------      --------
End of period assets                     $    5.5      $    3.5      $    5.5      $    3.5
                                         ========      ========      ========      ========

Core / Blend
Beginning of period assets               $    9.7      $    9.6      $   10.5      $   10.3
  Acquisitions                                 --            --            --            --
  Sales                                       0.6           1.0           3.2           3.5
  Redemptions                                (0.6)         (0.6)         (2.9)         (2.6)
                                         --------      --------      --------      --------
  Net sales (redemptions)                      --           0.4           0.3           0.9
  Market appreciation (depreciation)          0.2           0.5          (0.9)         (0.7)
                                         --------      --------      --------      --------
End of period assets                     $    9.9      $   10.5      $    9.9      $   10.5
                                         ========      ========      ========      ========

Value
Beginning of period assets               $    7.7      $    6.5      $    9.1      $    7.2
  Acquisitions                                 --           1.1            --           1.1
  Sales                                       0.8           0.7           5.0           3.5
  Redemptions                                (0.6)         (0.6)         (3.4)         (2.7)
                                         --------      --------      --------      --------
  Net sales (redemptions)                     0.2           0.1           1.6           0.8
  Market appreciation (depreciation)          0.3           1.4          (2.5)           --
                                         --------      --------      --------      --------
End of period assets                     $    8.2      $    9.1      $    8.2      $    9.1
                                         ========      ========      ========      ========

Money Market
Beginning of period assets               $   18.0      $   17.4      $   19.1      $   12.4
  Acquisitions                                 --            --            --            --
  Sales                                      60.2          73.9         315.9         170.9
  Redemptions                               (60.7)        (72.2)       (318.1)       (164.5)
                                         --------      --------      --------      --------
  Net sales (redemptions)                    (0.5)          1.7          (2.2)          6.4
  Market appreciation (depreciation)           --            --           0.6           0.3
                                         --------      --------      --------      --------
End of period assets                     $   17.5      $   19.1      $   17.5      $   19.1
                                         ========      ========      ========      ========

Complex-Wide
Beginning of period assets               $  139.8      $  171.2      $  192.5      $  258.1
  Acquisitions                                 --           1.1           6.0           1.1
  Sales                                      71.9          87.2         366.4         226.8
  Redemptions                               (76.9)        (86.8)       (384.6)       (232.3)
                                         --------      --------      --------      --------
  Net sales (redemptions)                    (5.0)          0.4         (18.2)         (5.5)
  Market appreciation (depreciation)          3.6          19.8         (41.9)        (61.2)
                                         --------      --------      --------      --------
End of period assets                     $  138.4      $  192.5      $  138.4      $  192.5
                                         ========      ========      ========      ========

NET INCOME AND DILUTED EARNINGS PER SHARE, EXCLUDING NON-RECURRING ITEMS ($ IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                   Fourth Quarter                     Year Ended
                                                                2002             2001             2002             2001
                                                             ----------       ----------       ----------       ----------
REPORTED NET INCOME (GAAP BASIS)                             $     45.0       $     73.7       $     84.7       $    302.3
  Facility closures and other reorganization charges (1)             --             16.3             33.1             38.3
  Deferred income taxes for DST investment (2)                       --               --            107.8               --
  Investment impairments (3)                                         --               --             18.4               --
  DST net gains on non-recurring items (4)                           --             (0.5)              --             (8.2)
  Gain on sale of DST common stock (5)                               --            (15.9)              --            (15.9)
  Janus shareowner proxy costs (6)                                   --             10.4               --             10.4
  Charge in connection with purchase of Janus shares (7)             --               --               --             64.0
                                                             ----------       ----------       ----------       ----------

NET INCOME, EXCLUDING NON-RECURRING ITEMS                    $     45.0       $     84.0       $    244.0       $    390.9
                                                             ----------       ----------       ----------       ----------

  Dilutive securities at subsidiaries and affiliates               (4.0)            (1.3)           (16.0)            (8.8)
                                                             ----------       ----------       ----------       ----------

NET INCOME FOR DILUTIVE COMPUTATION, EXCLUDING
NON-RECURRING ITEMS                                          $     41.0       $     82.7       $    228.0       $    382.1
                                                             ==========       ==========       ==========       ==========

Weighted average Diluted Common shares outstanding
(in thousands)                                                  223,822          223,812          224,148          224,424
                                                             ----------       ----------       ----------       ----------

DILUTED EARNINGS PER SHARE, EXCLUDING NON-
RECURRING ITEMS                                              $     0.18       $     0.37       $     1.02       $     1.70
                                                             ==========       ==========       ==========       ==========

ONGOING OPERATING MARGINS                                          31.0%            38.9%            32.9%            39.4%
                                                             ==========       ==========       ==========       ==========


FOOTNOTES FOR THE TABLE SHOWING NON-RECURRING ITEMS

(1) Facility closures and other reorganization charges - In 2001, Janus recorded approximately $48.5 million ($38.3 million, after-tax) in severance, facility closing and related costs. In 2002, Janus announced that operations would be merged into a unified organization. The new organization was created by merging Janus Capital Corporation into Stilwell Financial Inc., its former parent company. In connection with this reorganization, the company recorded approximately $46.1 million ($28.7 million, after-tax) in charges associated with severance, facility closing and other costs. In addition, with the formation of Janus Capital Management LLC in 2002 $4.4 million (after-tax) of legal, accounting and other professional expenses were recorded.

(2) Deferred income taxes for DST investment - In the third quarter of 2002, Janus announced the decision to consider strategic alternatives for the disposition of its investment in DST Systems, Inc. (NYSE: DST). The company historically provided deferred income taxes on its proportionate share of DST earnings utilizing the dividends received deduction, which excluded 80% of its DST earnings from taxation. Because transactions are being considered that could result in the Janus' investment in DST being taxable at the full federal and applicable state tax, a non-cash charge of $107.8 million was recorded to deferred income taxes.

(3) Investment impairments - Janus recorded approximately $23.3 million ($18.4 million, after-tax) in impairments associated with investments in Nelson Money Managers Plc, Village Ventures, Inc. and other. The impairments reflect management's determination that the realization of the investments in the current circumstances was lower than the carrying amounts.

(4) DST net gains on non-recurring items - Janus recorded $8.9 million ($8.2 million after-tax) in equity earnings of DST representing Janus' proportionate share of DST non-recurring gains in connection with the sale of DST's portfolio accounting business and sales of marketable securities during second quarter 2001.

(5) Gain on sale of DST common stock - Janus recorded a one-time gain of $28.8 million ($15.9 million, after-tax) from the disposition of 839,000 shares of DST common stock.

(6) Shareowner proxy costs for the Janus group of funds - Costs were incurred ($10.4 million, after-tax) to conduct a proxy vote for each of the Janus funds to obtain, among other things, shareholder approval of new advisory agreements with Janus, the terms of which were in all material respects the same as the then current advisory agreements with Janus. See additional information in the company's Form 10-Q for the three months ended September 30, 2001.

(7) Charge in connection with purchase of Janus shares - Janus recorded a one-time non-cash increase to minority interest of approximately $64 million in connection with its commitment to purchase 609,950 shares of Janus Capital Corporation common stock. The contractual price paid was computed using the results from Janus' record year in 2000. Based on the decline in Janus' earnings from 2000, accounting guidelines require an evaluation of whether the contractual price of the purchase commitment exceeded current market value. After consultation with third party valuation professionals, Janus recorded this charge as an increase to minority interest at September 30, 2001.

INVESTMENT PERFORMANCE FOOTNOTES

* Lipper performance percentages include funds with a minimum track record of one year. Funds included are 22 Janus Investment funds, 11 Janus Adviser funds, 12 Janus Aspen funds, and 2 Berger Value funds. Excludes multiple share classes, sub-advised funds, money markets, and all other Berger funds. Funds are ranked within their corresponding Lipper classification for the specified time period. Percent of assets is calculated by totaling each fund's assets by the corresponding quartile and dividing by the total assets of funds represented as of December 31, 2002. Funds assets for the first quartile are $24.1 billion, funds assets for the second quartile are $33.3 billion, funds assets for the third quartile are $3.3 billion, funds assets for the fourth quartile are $25.1 billion and funds total assets are $85.9 billion.

In connection with the reorganization of Berger Financial Group LLC, the adviser to the Berger Value Funds, into Janus Capital Group Inc., the Independent Trustees of the Berger Value Funds approved appointment of Janus Capital Management LLC as investment adviser to the Berger Value Funds and the reorganization of these funds into the Janus fund family, pending shareholder approval in March 2003. Until such shareholder vote, Janus Distributors LLC is providing this material to you pursuant to their marketing agreement with Berger Distributors LLC.

Lipper, Inc., a Reuters company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical and are based on total return with capital gains and dividends reinvested. Some funds may have experienced poor or negative short-term performance.

Lipper Rankings as of 12/31/02
JANUS INVESTMENT FUND

                                           Lipper Category              1-Year Ranking    5-Year Ranking    10-Yr Ranking
Domestic Equity Funds
Janus Fund(1)                              LargeCap Growth Funds        233/661           94/315            28/92
Janus Fund 2**(1)                          MultiCap Growth Funds        257/401           --                --
Janus Core Equity Fund                     LargeCap Core Funds          83/933            5/489             --
Janus Enterprise Fund                      MultiCap Growth Funds        179/401           90/165            30/50
Janus Mercury Fund                         LargeCap Growth Funds        330/661           8/315             --
Janus Olympus Fund                         LargeCap Growth Funds        267/661           6/315             --
Janus Orion Fund                           MultiCap Core Funds          213/401           --                --
Janus Special Situations Fund**(2)         MultiCap Core Funds          418/470           106/187           --
Janus Strategic Value Fund(2)              MultiCap Value Funds         380/476           --                --
Janus Twenty Fund**                        LargeCap Growth Funds        97/661            30/315            12/92
Janus Venture Fund**                       SmallCap Growth Funds        155/441           57/218            21/48
International/Global Equity Funds
Janus Global Life Sciences Fund            Health/Biotechnology Funds   114/186           --                --
Janus Global Technology Fund               Science & Technology Funds   132/370           --                --
Janus Global Value Fund                    Global Funds                 62/309            --                --
Janus Overseas Fund**                      International Funds          736/808           78/435            --
Janus Worldwide Fund                       Global Funds                 256/309           65/153            7/28
Combination Funds
Janus Balanced Fund                        Balanced Funds               35/506            6/328             3/86
Janus Growth and Income Fund               LargeCap Core Funds          241/933           19/489            5/154
Income Funds
Janus Federal Tax-Exempt Fund              General Muni Debt Funds      74/287            124/204           --
Janus Flexible Income Fund                 General Bond Funds           2/37              5/21              1/6
Janus High-Yield Fund                      High Current Yield Funds     49/380            8/188             --
Janus Short-Term Bond Fund                 Short Investment-Grade       91/123            54/91             18/33
                                           Debt Funds

Lipper Rankings as of 12/31/02
JANUS ASPEN SERIES - INSTITUTIONAL SHARES

                                           Lipper Category              1-Year Ranking    5-Year Ranking
Domestic Equity Funds
Aggressive Growth Portfolio                VA MultiCap Growth Funds     31/83             19/38
Capital Appreciation Portfolio             VA LargeCap Growth Funds     3/135             1/64
Core Equity Portfolio                      VA LargeCap Core Funds       18/197            1/99
Growth Portfolio                           VA LargeCap Growth Funds     30/135            27/64
Strategic Value Portfolio                  VA MultiCap Growth Funds     78/91             --
International/Global Equity Funds
Global Life Sciences Portfolio             VA Specialty/Misc.           50/116            --
Global Technology Portfolio                VA Specialty/Misc.           82/116            --
International Growth Portfolio             VA International Funds       157/169           18/98
Worldwide Growth Portfolio                 VA Global Funds              66/71             13/33
Combination Funds
Balanced Portfolio                         VA Balanced Funds            13/70             1/47
Growth and Income Portfolio                VA LargeCap Growth Funds     54/197            --
Income Fund
Flexible Income Portfolio                  VA General Bond Funds        6/40              3/24

Lipper Rankings as of 12/31/02
JANUS ADVISER SERIES - I SHARES

                                           Lipper Category              1-Year Ranking    5-Year Ranking
Domestic Equity Funds
Aggressive Growth Fund                     MultiCap Growth Funds        165/401           91/165
Capital Appreciation Fund                  LargeCap Growth Funds        7/661             2/315
Core Equity Fund                           LargeCap Core Funds          77/933            2/489
Growth Fund                                LargeCap Growth Funds        191/661           70/315
Strategic Value Fund                       Mid-Cap Core Funds           233/274           --
International/Global Equity Funds
International Value Fund(3)                Global Funds                 90/309            --
International Fund                         International Funds          760/808           64/435
Worldwide Fund                             Global Funds                 255/309           35/153
Combination Funds
Balanced Fund                              Balanced Funds               36/506            3/328
Growth and Income Fund                     LargeCap Core Funds          134/933           --
Income Funds
Flexible Income Fund                       General Bond Funds           6/37              2/21

Lipper Rankings as of 12/31/02
BERGER FUNDS - INVESTOR SHARES

                                           Lipper Category              1-Year Ranking    5-Year Ranking
Domestic Equity Funds
Berger Mid Cap Value Fund                  Mid-Cap Value Funds          111/208           --
Berger Small Cap Value Fund                Small-Cap Value Funds        192/246           6/109

** Closed to new investors.
(1) On February 28, 2003, Janus Fund 2 will merge into Janus Fund.

(2) On February 28, 2003, Janus Special Situations Fund will merge into Janus Strategic Value Fund and the fund name will change to Janus Special Equity Fund.

(3) On 12/31/02, Janus Adviser Global Value Fund changed its name to Janus Adviser International Value Fund.

For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating(TM) based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within the scale and rated separately, which may cause slight variations in the distribution percentages.) The Overall Morningstar Rating(TM) for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating(TM) metrics.

Ratings are for Janus Investment Fund as of December 31, 2002. Janus Fund was rated against the following numbers of U.S.-domiciled Large Growth funds over the following time periods: 802 funds in the last three years, 545 funds in the last five years and 167 funds in the last ten years. With respect to these Large Growth funds, Janus Fund received a Morningstar Rating(TM) of 3 stars for the three-, five- and ten-year periods. Janus Core Equity Fund was rated against the following numbers of U.S.-domiciled Large Blend funds over the following time periods: 986 funds in the last three years and 667 funds in the last five years. With respect to these Large Blend funds, Janus Core Equity Fund received a Morningstar Rating(TM) of 4 stars and 5 stars for the three- and five-year periods, respectively. Janus Enterprise Fund was rated against the following numbers of U.S.-domiciled Mid-Cap Growth funds over the following time periods:
501 funds in the last three years, 342 funds in the last five years and 91 funds in the last ten years. With respect to these Mid-Cap Growth funds, Janus Enterprise Fund received a Morningstar Rating(TM) of 2 stars for the three-, five- and ten-year periods. Janus Mercury Fund was rated against the following numbers of U.S.-domiciled Large Growth funds over the following time periods:
802 funds in the last three years and 545 funds in the last five years. With respect to these Large Growth funds, Janus Mercury Fund received a Morningstar Rating(TM) of 2 stars and 4 stars for the three- and five-year periods, respectively. Janus Olympus Fund was rated against the following numbers of U.S.-domiciled Large Growth funds over the following time periods: 802 funds in the last three years and 545 funds in the last five years. With respect to these Large Growth funds, Janus Olympus Fund received a Morningstar Rating(TM) of 2 stars and 4 stars for the three- and five-year periods, respectively. Janus Special Situations Fund was rated against the following numbers of U.S.-domiciled Mid-Cap Blend funds over the following time periods: 167 funds in the last three years and 105 funds in the last five years. With respect to these Mid-Cap Blend funds, Janus Special Situations Fund received a Morningstar Rating(TM) of 1 star for the three- and five-year periods. Janus Twenty Fund was rated against the following numbers of U.S.-domiciled Large Growth funds over the following time periods: 802 funds in the last three years, 545 funds in the last five years and 167 funds in the last ten years. With respect to these Large Growth funds, Janus Twenty Fund received a Morningstar Rating(TM) of 2 stars, 3 stars and 3 stars for the three-, five- and ten-year periods, respectively. Janus Venture Fund was rated against the following numbers of U.S.-domiciled Small Growth funds over the following time periods: 433 funds in the last three years, 295 funds in the last five years and 65 funds in the last ten years. With respect to these Small Growth funds, Janus Venture Fund received a Morningstar Rating(TM) of 1 star, 2 stars and 2 stars for the three-, five- and ten-year periods, respectively. Janus Global Life Sciences Fund was rated against the following number of U.S.-domiciled Specialty-Health funds over the following time period: 75 funds in the last three years. With respect to these Specialty-Health funds, Janus Global Life Sciences Fund received a Morningstar Rating(TM) of 2 stars for the three-year period. Janus Global Technology Fund was rated against the following number of U.S.-domiciled Specialty-Technology funds over the following time period: 154 funds in the last three years. With respect to these Specialty-Technology funds, Janus Global Technology Fund received a Morningstar Rating(TM) of 4 stars for the three-year period. Janus Overseas Fund was rated against the following numbers of U.S.-domiciled Foreign Stock funds over the following time periods: 664 funds in the last three years and 491 funds in the last five years. With respect to these Foreign Stock funds, Janus Overseas Fund received a Morningstar Rating(TM) of 2 stars and 3 stars for the three- and five-year periods, respectively. Janus Worldwide Fund was rated against the following numbers of U.S.-domiciled World Stock funds over the following time periods: 255 funds in the last three years, 191 funds in the last five years and 39 funds in the last ten years. With respect to these World Stock funds, Janus Worldwide Fund received a Morningstar Rating(TM) of 2 stars, 3 stars and 4 stars for the three-, five- and ten-year periods, respectively. Janus Balanced Fund was rated against the following numbers of U.S.-domiciled Domestic Hybrid funds over the following time periods: 721 funds in the last three years, 551 funds in the last five years and 139 funds in the last ten years. With respect to these Domestic Hybrid funds, Janus Balanced Fund received a Morningstar Rating(TM) of 3 stars, 5 stars and 5 stars for the three-, five-year and ten-year periods, respectively. Janus Growth and Income Fund was rated against the following numbers of U.S.-domiciled Large Growth funds over the following time periods: 802 funds in the last three years, 545 funds in the last five years and 167 funds in the last ten years. With respect to these Large Growth funds, Janus Growth and Income Fund received a Morningstar Rating(TM) of 4 stars, 5 stars and 5 stars for the three-, five- and ten-year periods, respectively. Janus Federal Tax-Exempt Fund was rated against the following numbers of U.S.-domiciled Muni National Long funds over the following time periods: 305 funds in the last three years and 255 funds in the last five years. With respect to these Muni National Long funds, Janus Federal Tax-Exempt Fund received a Morningstar Rating(TM) of 3 stars for the three- and five-year periods. Janus Flexible Income Fund was rated against the following numbers of U.S.-domiciled Multisector Bond funds over the following time periods: 159 funds in the last three years, 117 funds in the last five years and 34 funds in the last ten years. With respect to these Multisector Bond funds, Janus Flexible Income Fund received a Morningstar Rating(TM) of 4 stars, 4 stars and 5 stars for the three-, five- and ten-year periods, respectively. Janus High-Yield Fund was rated against the following numbers of U.S.-domiciled High-Yield Bond funds over the following time periods: 292 funds in the last three years and 188 funds in the last five years. With respect to these High-Yield Bond funds, Janus High-Yield Fund received a Morningstar Rating(TM) of 5 stars for the three- and five-year periods. Janus Short-Term Bond Fund was rated against the following numbers of U.S.-domiciled Short-Term Bond funds over the following time periods:
192 funds in the last three years, 160 funds in the last five years and 65 funds in the last ten years. With respect to these Short-Term Bond funds, Janus Short-Term Bond Fund received a Morningstar Rating(TM) of 2 stars, 3 stars and 3 stars for the three-, five- and ten-year periods, respectively.

Ratings are for Janus Aspen Series Institutional share class as of December 31, 2002. Janus Aspen Aggressive Growth Portfolio was rated against the following numbers of U.S.-domiciled Mid-Cap Growth funds over the following time periods:
501 funds in the last three years and 342 funds in the last five years. With respect to these Mid-Cap Growth funds, Janus Aspen Aggressive Growth Portfolio received a Morningstar Rating(TM) of 2 stars for the three- and five-year periods. Janus Aspen Capital Appreciation Portfolio was rated against the following numbers of U.S.-domiciled Large Growth funds over the following time periods: 802 funds in the last three years and 545 funds in the last five years. With respect to these Large Growth funds, Janus Aspen Capital Appreciation Portfolio received a Morningstar Rating(TM) of 4 stars and 5 stars for the three- and five-year periods, respectively. Janus Aspen Core Equity Portfolio was rated against the following numbers of U.S.-domiciled Large Blend funds over the following time periods: 986 funds in the last three years and 667 funds in the last five years. With respect to these Large Blend funds, Janus Aspen Core Equity Portfolio received a Morningstar Rating(TM) of 4 stars and 5 stars for the three- and five-year periods, respectively. Janus Aspen Growth Portfolio was rated against the following numbers of U.S.-domiciled Large Growth funds over the following time periods: 802 funds in the last three years and 545 funds in the last five years. With respect to these Large Growth funds, Janus Aspen Growth Portfolio received a Morningstar Rating(TM) of 3 stars for the three- and five-year periods. Janus Aspen International Growth Portfolio was rated against the following numbers of U.S.-domiciled Foreign Stock funds over the following time periods: 664 funds in the last three years and 491 funds in the last five years. With respect to these Foreign Stock funds, Janus Aspen International Growth Portfolio received a Morningstar Rating(TM) of 2 stars and 3 stars for the three- and five-year periods, respectively. Janus Aspen Worldwide Growth Portfolio was rated against the following numbers of U.S.-domiciled World Stock funds over the following time periods: 255 funds in the last three years and 191 funds in the last five years. With respect to these World Stock funds, Janus Aspen Worldwide Growth Portfolio received a Morningstar Rating(TM) of 2 stars and 3 stars for the three- and five-year periods, respectively. Janus Aspen Balanced Portfolio was rated against the following numbers of U.S.-domiciled Domestic Hybrid funds over the following time periods: 721 funds in the last three years and 551 funds in the last five years. With respect to these Domestic Hybrid funds, Janus Aspen Balanced Portfolio received a Morningstar Rating(TM) of 3 stars and 5 stars for the three- and five-year periods, respectively. Janus Aspen Growth and Income Portfolio was rated against the following number of U.S.-domiciled Large Growth funds over the following time period: 802 funds the last three years. With respect to these Large Growth funds, Janus Aspen Growth and Income Portfolio received a Morningstar Rating(TM) of 4 stars for the three-year period. Janus Aspen Flexible Income Portfolio was rated against the following numbers of U.S.-domiciled Multisector Bond funds over the following time periods: 159 funds in the last three years and 117 funds in the last five years. With respect to these Multisector Bond funds, Janus Aspen Flexible Income Portfolio received a Morningstar Rating(TM) of 5 stars for the three- and five-year periods. Ratings are for the Institutional share class only; other classes may have different performance characteristics.

Ratings are for Janus Adviser Series Class I shares as of December 31, 2002. Janus Adviser Aggressive Growth Fund was rated against the following numbers of U.S.-domiciled Mid-Cap Growth funds over the following time periods: 501 funds in the last three years and 342 funds in the last five years. With respect to these Mid-Cap Growth funds, Janus Adviser Aggressive Growth Fund received a Morningstar Rating(TM) of 2 stars for the three and five-year periods. Janus Adviser Capital Appreciation Fund was rated against the following number of U.S.-domiciled Large Growth funds over the following time periods: 802 funds in the last three years and 545 funds in the last five years. With respect to these Large Growth funds, Janus Adviser Capital Appreciation Fund received a Morningstar Rating(TM) of 4 and 5 stars for the three- and five-year periods, respectively. Janus Adviser Core Equity Fund was rated against the following numbers of U.S.-domiciled Large Blend funds over the following time periods: 986 funds in the last three years and 667 funds in the last five years. With respect to these Large Blend funds, Janus Adviser Core Equity Fund received a Morningstar Rating(TM) of 4 stars and 5 stars for the three- and five-year periods, respectively. Janus Adviser Growth Fund was rated against the following numbers of U.S.-domiciled Large Growth funds over the following time periods:
802 funds in the last three years and 545 funds in the past five years. With respect to these Large Growth funds, Janus Adviser Growth Fund received a Morningstar Rating(TM) of 3 stars and 4 stars for the three- and five-year periods, respectively. Janus Adviser International Fund was rated against the following numbers of U.S.-domiciled Foreign Stock funds over the following time periods: 664 funds in the last three years and 491 funds in the last five years. With respect to these Foreign Stock funds, Janus Adviser International Fund received a Morningstar Rating(TM) of 2 stars and 4 stars for the three and five-year periods, respectively. Janus Adviser Worldwide Fund was rated against the following numbers of U.S.-domiciled World Stock funds over the following time periods: 255 funds in the last three years and 191 funds in the last five years. With respect to these World Stock funds, Janus Adviser Worldwide Fund received a Morningstar Rating(TM) of 2 stars and 3 stars for the three and five-year periods, respectively. Janus Adviser Balanced Fund was rated against the following numbers of U.S.-domiciled Domestic Hybrid funds over the following time periods: 721 funds in the last three years and 551 funds in the last five years. With respect to these Domestic Hybrid funds, Janus Adviser Balanced Fund received a Morningstar Rating(TM) of 3 stars and 5 stars for the three- and five-year periods, respectively. Janus Adviser Growth and Income Fund was rated against the following number of U.S.-domiciled Large Growth funds over the following time period: 802 funds the last three years. With respect to these Large Growth funds, Janus Adviser Growth and Income Fund received a Morningstar Rating(TM) of 4 stars for the three-year period. Janus Adviser Flexible Income Fund was rated against the following numbers of U.S.-domiciled Multisector Bond funds over the following time periods: 159 funds in the last three years and 117 funds in the last five years. With respect to these Multisector

Bond funds, Janus Adviser Flexible Income Fund received a Morningstar Rating(TM) of 5 stars for the three and five-year periods. Ratings are for the I share class only; other classes may have different performance characteristics.

Ratings are for Berger Funds Investor shares as of December 31, 2002. Berger Mid Cap Value Fun was rated against the following numbers of U.S.-domiciled Domestic Mid Cap Value funds over the following time periods: 181 funds the last three years. With respect to these Domestic Mid Cap Value funds, Berger Mid Cap Value Fund received a Morningstar Rating(TM) of 4 stars for the three-year periods. Berger Small Cap Value Fund was rated against the following number of U.S.-domiciled Small Value funds over the following time period: 191 funds the last three years. With respect to these Small Value funds, Berger Small Cap Value Fund received a Morningstar Rating(TM) of 4 stars for the three-year period. Ratings are for the Investor share class only; other classes may have different performance characteristics.

Morningstar does not yet rate many of our newer funds because of their shorter track record.

Past performance is no guarantee of future results and investment results and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Total return includes reinvestment of dividends and capital gains.

For a Berger Value Funds prospectus please visit berger.com. For a Janus funds prospectus please call Janus at 800-525-3713 or download the file from janus.com. The prospectus contains more information, including charges, risks and expenses. Read it carefully before you invest or send money.

Janus funds are distributed by Janus Distributors LLC. Berger Value Funds are distributed by Berger Distributors LLC. (1/03)